UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

___________

FORM 8–K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 17, 2002
Date of Report (Date of earliest event reported)

APPLERA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4389	06-1534213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

301 Merritt 7
Norwalk, Connecticut 06851
(Address of Principal Executive Offices, Including Zip Code)

(203) 840-2000
(Registrant’s telephone number, including area code)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits.

The following exhibits are filed with this Report:

EXHIBIT NO.	DESCRIPTION

99.1	Press Release issued December 10, 2002, with respect to the Investor Meeting (defined below).

99.2	Text of presentations proposed to be made at the Investor Meeting.

99.3	Press Release issued December 17, 2002, with respect to certain matters expected to be discussed at the Investor Meeting.

ITEM 9.    REGULATION FD DISCLOSURE.

In a press release dated December 10, 2002 (the “Announcement”), Applera Corporation (“Applera”) announced that it would webcast a meeting with the investment community on Tuesday, December 17, 2002 (the “Investor Meeting”) to discuss Applera’s Celera Genomics Group and Celera Diagnostics, a joint venture between Applera’s Applied Biosystems and Celera Genomics groups.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of the Announcement, and attached hereto as Exhibit 99.2 and incorporated by reference herein is the text of the presentations proposed to be made by Applera at the Investor Meeting.

Applera also issued a press release dated December 17, 2002, with respect to certain matters expected to be discussed at the Investor Meeting. A copy of such press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLERA CORPORATION

By:	/s/ Dennis L. Winger

Dennis L. Winger
Senior Vice President and Chief Financial Officer

Dated: December 17, 2002

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release issued December 10, 2002, with respect to the Investor Meeting.

99.2	Text of presentations proposed to be made at the Investor Meeting.

99.3	Press Release issued December 17, 2002, with respect to certain matters expected to be discussed at the Investor Meeting.